Exhibit 107

Calculation of Filing Fee Tables

424(b)(5)
(Form Type)

Issuer:
ICON Investments Six Designated Activity Company

Guarantors:
ICON public limited company
ICON Luxembourg S.à r.l.
PRA Health Sciences, Inc.
ICON Clinical Research Limited
ICON Global Treasury Unlimited Company
ICON US Holdings Inc.
ICON Holdings Unlimited Company
DOCS Resourcing Limited
ICON Clinical International Unlimited Company
ICON Clinical Research Property Development (Ireland) Limited
Accellacare Limited
ICON Operational Holdings Unlimited Company
ICON Operational Financing Unlimited Company
ICON Investments Four Unlimited Company
ICON Clinical Global Holdings Unlimited Company
Beacon Bioscience, Inc.
ICON Clinical Research LLC
ICON Laboratory Services, Inc.
PriceSpective LLC
ICON Early Phase Services, LLC
MolecularMD Corp.
DOCS Global, Inc.
Accellacare US Inc.
Clinical Resource Network, LLC
CRN Holdings, LLC
ReSearch Pharmaceutical Services, Inc.
Source Healthcare Analytics, LLC
Symphony Health Solutions Corporation
Pharmaceutical Research Associates, Inc.
PRA Holdings, Inc.
PRA International, LLC
RPS Global Holdings, LLC
RPS Parent Holding LLC
Roy RPS Holdings LLC
ICON Clinical Investments, LLC

(Exact Name of Registrant as Specified in Its Charter)

Table 1: Newly Registered Securities and Carry Forward Securities

The prospectus supplement to which this Exhibit is attached is a final prospectus for the related offerings. The maximum aggregate offering price of those offerings is $1,999,480,000.

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Debt	5.809% Senior Secured Notes due 2027	Rule 457(r)	$750,000,000	100.000%	$750,000,000	$147.60 per $1,000,000	$110,700.00
	Debt	5.849% Senior Secured Notes due 2029	Rule 457(r)	$750,000,000	100.000%	$750,000,000	$147.60 per $1,000,000	$110,700.00
	Debt	6.000% Senior Secured Notes due 2034	Rule 457(r)	$500,000,000	99.896%	$499,480,000	$147.60 per $1,000,000	$73,723.25
Fees Previously Paid	—	—	—	—	—	—	—	—
Carry Forward Securities
Carry Forward Securities	—	—	—	—	—	—	—	—	—	—	—	—
	Total Offering Amounts					$1,999,480,000		$295,123.25
	Total Fees Previously Paid							$0
	Total Fee Offsets							$0
	Net Fee Due							$295,123.25